UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 29, 2015

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 29, 2015, CorEnergy Infrastructure Trust, Inc. (the “Company”) completed its previously announced public offering of $115 million aggregate principal amount of 7.00% Convertible Senior Notes Due 2020 (the “Notes”). The terms of the Notes are governed by an Indenture, dated as of June 29, 2015 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of June 29, 2015 (the “First Supplemental Indenture”).    The Notes were issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-198921).

The Notes mature on June 15, 2020 and bear interest at a rate of 7.00% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015. The Company may not redeem the Notes prior to the maturity date.  Holders may convert their Notes into shares of the Company’s common stock (the “Common Stock”) at their option until the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate for the Notes will be 151.5152 shares of Common Stock per $1,000 principal amount of the Notes, equivalent to an initial conversion price of $6.60 per share of Common Stock. Such conversion rate will be subject to adjustment in certain events as specified in the First Supplemental Indenture.

The Company may not redeem the Notes prior to the maturity date; however, upon the occurrence of a Fundamental Change (as defined in the First Supplemental Indenture), holders may require the Company to repurchase for cash all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, if any, to, but excluding, the applicable Fundamental Change Repurchase Date (as defined in the First Supplemental Indenture).  In addition, in certain circumstances the Company will increase the conversion rate for a holder that converts the Notes in connection with any of a specified set of corporate events, each of which is deemed to constitute a Make Whole Adjustment Event (as defined in the First Supplemental Indenture).

The Notes rank equal in right of payment to any other current and future unsecured obligations of the Company and senior in right of payment to any other current and future indebtedness of the Company that is contractually subordinated to the Notes. The Notes are structurally subordinated to all liabilities (including trade payables) of the Company’s subsidiaries. The Notes are effectively junior to all of the Company’s existing or future secured debt, to the extent of the value of the collateral securing such debt.

The First Supplemental Indenture provides for customary events of default, including, among other things, default for 30 days in any payment of interest when due, default in payment of principal and any accrued interest on the Notes when due at maturity or following a Fundamental Change, failure to provide the required notice of any Fundamental Change or Make Whole Adjustment Event (as defined in the First Supplemental Indenture), default in any required delivery of common stock and cash in lieu of fractional shares upon conversion of the Notes, any default with respect to other covenants or agreements under  the Base Indenture, the First Supplemental Indenture or the Notes that meets certain conditions, and certain specified defaults under other indebtedness or specified events of bankruptcy, insolvency and reorganization.

After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the Notes was approximately $111.26 million. The Company intends to use the net proceeds from the offering of the Notes, together with the net proceeds of approximately $73.55 million from the simultaneous Common Stock offering as described in the press release filed pursuant to Item 8.01 of this report, to partially finance the Company’s previously announced, planned $245 million acquisition of the

Grand Isle Gathering System, a subsea pipeline system in the Gulf of Mexico, from Energy XXI Ltd. (the “Acquisition”).

The descriptions herein of the Notes, the Base Indenture and the First Supplemental Indenture are summary in nature and are qualified in their entirety by the full text of the Base Indenture, the First Supplemental Indenture and the global note evidencing the Notes, which are listed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information concerning the terms of the Notes, the Base Indenture and the Supplemental Indenture described in Item 1.01 above are incorporated herein by reference. Additional information concerning the Company’s offer and sale of the Notes is contained in the Company’s definitive prospectus supplement, dated June 23, 2015, and accompanying prospectus, dated January 23, 2015, as filed with the Securities and Exchange Commission.

Item 8.01.	Regulation FD Disclosure.

On June 29, 2015, the Company issued a press release announcing (A) the closing of its offerings of (i) the Notes and (ii) 12,937,500 shares of Common Stock and (B) certain changes to the previously announced details of additional bank financing related to the acquisition.   The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Base Indenture, dated as of June 29, 2015, between CorEnergy Infrastructure Trust, Inc. and Computershare Trust Company, N.A.

4.2	First Supplemental Indenture, dated as of June 29, 2015, between CorEnergy Infrastructure Trust, Inc. and Computershare Trust Company, N.A.

4.3	Global note evidencing the 7.00% Convertible Senior Notes due 2020

99.1	Press Release announcing Closing of Offering of Common Stock and Offering of 7.00% Convertible Senior Notes due 2020, dated June 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: June 29, 2014	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

4.1	Base Indenture, dated as of June 29, 2015, between CorEnergy Infrastructure Trust, Inc. and Computershare Trust Company, N.A.

4.2	First Supplemental Indenture, dated as of June 29, 2015, between CorEnergy Infrastructure Trust, Inc. and Computershare Trust Company, N.A.

4.3	Global note evidencing the 7.00% Convertible Senior Notes due 2020

99.1	Press Release announcing Closing of Offering of Common Stock and Offering of 7.00% Convertible Senior Notes due 2020, dated June 29, 2015